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- Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs Small/Mid-Cap Growth Fund

Name of Underwriter Purchased From:  Royal Bank of country-regionplaceCanada.

Name of Underwriting Syndicate Members: Goldman Sachs & Co.; JP Morgan; Bear, Stearns & Co. Inc.; CIBC World
Markets; Cowen & Company; Harris Nesbitt; Lazard Capital Markets; Merrill Lynch & Co.; TD Securities; RBC Capital
Markets; Scotia Capital

Name of Issuer:  Tim Hortons Inc

Title of Security:  Tim Hortons Inc

Date of First Offering:  03/23/06

Dollar Amount Purchased:  $71,802.20

Number of Shares Purchased:  3,100

Price Per Unit:  23.16

Resolution approved:  Approved at the May 2006 Board Meeting.




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Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From:  Morgan Stanley Co. Inc. StateplaceNew York

Name of Underwriting Syndicate Members: Goldman Sachs & Co.; Morgan Stanley; CitiGroup; Thomas Weisel Partners
LLC

Name of Issuer:  Formfactor, Inc.

Title of Security:  FORMFACTOR, INC

Date of First Offering:  03/10/06

Dollar Amount Purchased:  $9,775,500.00

Number of Shares Purchased:  257,250

Price Per Unit:  38.00

Resolution approved:  Approved at the May 2006 Board Meeting.

Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From:  Royal Bank of country-regionplaceCanada

Name of Underwriting Syndicate Members: Goldman Sachs & Co.; JP Morgan; Bear, Stearns & Co. Inc.; CIBC World
Markets; Cowen & Company; Harris Nesbitt; Lazard Capital Markets; Merrill Lynch & Co.; TD Securities; RBC Capital
Markets; Scotia Capital

Name of Issuer:  Tim Hortons Inc.

Title of Security:  TIM HORTONS INC

Date of First Offering:  03/23/06

Dollar Amount Purchased:  $1,989,4543.62

Number of Shares Purchased:  29,000,000

Price Per Unit:  23.16

Resolution approved:  Approved at the May 2006 Board Meeting.

Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From: Credit Suisse First Boston Corporation; KeyBanc Capital Markets

Name of Underwriting Syndicate Members: Goldman Sachs & Co.; Credit Suisse First Boston Corporation; UBS
Investment Bank; Banc of America Securities LLC; Citigroup; JP Morgan; Merrill Lynch & Co.; Morgan Stanley

Name of Issuer:  Weight Watchers International

Title of Security:  WEIGHT WATCHERS INC

Date of First Offering:  03/07/06

Dollar Amount Purchased:  $11,225,140.00

Number of Shares Purchased:  222,280

Price Per Unit:  50.50

Resolution approved:  Approved at the May 2006 Board Meeting.


























Name of Fund:  Goldman Sachs Japanese Equity Fund

Name of Underwriter Purchased From:  Nomura International Plc.

Name of Underwriting Syndicate Members: Diawa Securities SMBC Co., Ltd.; Goldman Sachs International; Goldman
Sachs (placeplaceJapan) Ltd.; Mitsubishi UFJ Securities Co., Ltd.; Mizuho Securities Co., Ltd.; Nikko Citigroup
Ltd.; Shinko Securities Co., Ltd.; Nomura Securities Co., Ltd.

Name of Issuer:  Mitsui & Co, Ltd.

Title of Security:  Common Stock

Date of First Offering:  02/13/06

Dollar Amount Purchased:  $257,683.71

Number of Shares Purchased:  20,000

Price Per Unit:  JPY 1,528

Resolution approved:  Approved at the May 2006 Board Meeting.


























Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From: KeyBanc Capital Markets; Merrill Lynch Pierce, Fenner & Smith Inc.

Name of Underwriting Syndicate Members: Goldman Sachs & Co.; JP Morgan; Merrill Lynch & Co.; Credit Suisse;
Deutsche Bank Securities; Lehman Brothers; KeyBanc Capital Markets

Name of Issuer:  Goodman Global Inc

Title of Security:  GOODMAN GLOBAL, INC.

Date of First Offering:  04/05/06

Dollar Amount Purchased:  $4,681,512

Number of Shares Purchased:  23,529,411

Price Per Unit:  18.00

Resolution approved:  Approved at the May 2006 Board Meeting.


























Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From:  Keybanc Capital Markets

Name of Underwriting Syndicate Members: Goldman Sachs & Co.; Key Banc Capital Markets; A.G. Edwards; Howard Weil
Incorporated

Name of Issuer:  Cleco Corp

Title of Security:  CLECO CORPORATION

Date of First Offering:  08/14/06

Dollar Amount Purchased:  $2,347,093.75

Number of Shares Purchased:  6,000,000

Price Per Unit:  23.75

Resolution approved:  Approved at the May 2006 Board Meeting.




























RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended June 30, 2006 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended June 30, 2006, for the Funds, on behalf of the Goldman Sachs Variable Insurance Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.